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                                                                     EXHIBIT 3.2

                                     BYLAWS

                                       OF

                        TRANSOCEAN OFFSHORE (TEXAS) INC.
                              (A TEXAS CORPORATION)

                             ADOPTED MARCH 11, 1999


                                    ARTICLE I

                            MEETINGS OF SHAREHOLDERS

               SECTION 1. Place of Meetings. All meetings of shareholders of Transocean Offshore (Texas) Inc., a Texas corporation (the "Company"), shall be held at such time and place, either within or without the State of Texas, as shall be designated by the Board of Directors of the Company (the "Board") or the officer calling the meeting and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

               SECTION 2. Annual Meetings. An annual meeting of shareholders shall be held for the election of directors on such date in each year and at such time as shall be designated by the Board and stated in the notice of the meeting or in a duly executed waiver of notice thereof. At such annual meeting, the shareholders shall elect a Board and transact such other business as may properly be brought before the meeting. Failure to designate a date or time for the annual meeting or failure to hold the annual meeting at the designated time shall not cause a dissolution of the Company.

               SECTION 3. Special Meetings. Unless otherwise prescribed by law or by the Articles of Incorporation of the Company (the "Articles of Incorporation"), a special meeting of the shareholders, for any purpose or purposes, may be called by the Chairman of the Board, if one is appointed, the President or a majority of the Board. A special meeting may also be called by the President or Secretary of the Company at the request in writing of holders of not less than 50% of the outstanding shares of stock of the corporation entitled to vote at the meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. Upon receipt of such request, the Board of Directors shall set a date for the special meeting and a record date for shareholders entitled to vote at the meeting and shall cause an appropriate officer of the Corporation to give the notice required under Article I, Section 4.

               SECTION 4. Notice of Meetings. Written notice of annual or special meetings stating the place, date, hour and purpose of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each shareholder entitled to vote at such meeting unless the purpose of the meeting is to approve a plan of merger or exchange, in which case that notice shall be given not less than twenty nor more than sixty days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the shareholder


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at his address as it appears in the records of the Company. Any notice required to be given to any shareholder under any provision of the Texas Business Corporation Act (the "TBCA") or the Articles of Incorporation or these bylaws need not be given to the shareholder if (1) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (2) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a twelve-month period have been mailed to that person, addressed at his address as shown on the records of the Company, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given. If such a person delivers to the Company a written notice setting forth his then-current address, the requirement that notice be given to that person shall be reinstated.

               SECTION 5. Quorum. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote on any matter shall constitute a quorum for the purpose of considering such matter at a meeting of the shareholders.

               SECTION 6. Conduct of Meetings of Shareholders. At each meeting of the shareholders, the Chairman of the Board, if one is appointed, or if there is not a Chairman of the Board or if he shall be absent, the President, or, in his absence, any Vice President, shall preside and act as chairman of the meeting. The Secretary or, in his absence, an Assistant Secretary, or, in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof. The Board may adopt such rules and regulations as it determines are reasonably necessary or appropriate in connection with the organization and conduct of any meeting of the shareholders.

               SECTION 7. Vote Required. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws and in all matters other than the election of directors, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.

               SECTION 8. Proxies. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

               SECTION 9. Shareholder List. The officer having charge of the stock ledger of the Company shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane




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to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the principal business location of the Company. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present. In lieu of making and producing such list, the Company may make the information therein available by any other means permitted by law.

               SECTION 10. Stock Ledger. The stock ledger shall be the only evidence as to who are the shareholders entitled (i) to examine the stock ledger, the list required by Section 8 of this Article or the books of the Company or (ii) to vote in person or by proxy at any meeting of shareholders.

               SECTION 11. Action by Written Consent. Shareholders of the Company may act by written consent to the fullest extent and in the manner provided in the Articles of Incorporation and the TBCA.

                                   ARTICLE II

                               BOARD OF DIRECTORS

               SECTION 1. Structure. The business and affairs of the Company shall be managed by or under the direction of the Board. Except as provided in
Section 12 of this Article, each director of the class of directors standing for election at an annual meeting of shareholders shall be elected to hold office for a three year term by a plurality of the votes cast at the annual meetings of shareholders and each director so elected shall serve until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

               SECTION 2. Calling of Meetings. Meetings may be called by the Chairman of the Board, if one is appointed, or by a majority of the directors.

               SECTION 3. Notice of Meetings. Notice of each meeting, stating the time and place of the meeting and containing a detailed agenda, shall be given to each director at least one day prior to the meeting.

               SECTION 4. Method of Delivering Notice. Notice may be given in person or by telephone, telegram, telex, cable, facsimile, E-mail, messenger service, mail or any similar means to the address for each director appearing in the records of the Company. If sent by mail, notice will be deemed to be received three business days after notice is deposited in the U.S. federal or other mail system.

               SECTION 5. Quorum; Vote Required for Action. At least a majority of the directors must be present, in person or by proxy, at each meeting of the Board for that meeting to be

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properly convened. Each act of the Board requires approval by at least a majority of the directors present at a meeting at which a quorum was present.

               SECTION 6. Conduct of Meeting. The Chairman of the Board, if one is appointed, shall preside at each meeting of the Board. In the Chairman's absence, the Vice Chairman, if one is appointed, shall preside. Absent a Chairman and a Vice Chairman, the directors shall appoint a director to preside. The Secretary, or in the absence of the Secretary, another person appointed by the presiding director, shall act as secretary of the meeting and keep detailed minutes of each meeting. Once approved, the minutes shall be filed with the corporate records of the Company. If not finalized at the meeting, the minutes from each meeting shall be circulated to each of the directors for their approval. If any directors believe that the minutes do not accurately represent the actions taken at the meeting, that director shall contact the secretary of the meeting as soon as possible. If there is a disagreement, the Chairman of the Board shall mediate the dispute and, failing that, the matter shall be resolved at the next meeting of the Board.

               SECTION 7. Telephonic Meetings. Meetings of the Board may be held via telephone or other means by which all directors can hear each other.

               SECTION 8. Action by Written Consent. The Board may act by written consent so long as the consent is signed by all of the members of the Board.

               SECTION 9. Committees. The Board may by resolution designate one or more directors to constitute a committee. That committee may exercise such powers of the whole Board as are set forth in the resolution creating it and as from time to time resolved by the whole Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when so required.

               SECTION 10. Changes to Board Structure. The number of members constituting the whole Board may be increased or decreased from time to time by vote of the Board or the shareholders or by due election of that number of directors by the shareholders; provided, however, that the number of directors shall be not less than two nor more than twelve and that no decrease in the size of the board shall shorten the term of any incumbent director.

               SECTION 11. Removal. Any director or the entire Board of the Company may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the shares of capital stock of the corporation then entitled to vote in the election of such director or directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock from time to time outstanding shall have the right, voting separately as a class or classes, to elect one or more directors of the Company, the foregoing provisions of this paragraph shall not apply with respect to the director or directors elected by such holders of preferred stock. For purposes of this paragraph, "cause" shall be limited to (i) action by a director involving willful malfeasance, which conduct has a material adverse effect on the Company, or (ii) conviction of a director of a felony.



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               SECTION 12. Vacancies. Vacancies and newly created directorships resulting from an increase in the authorized number of directors may be filled by majority vote of the remaining directors or by vote of the shareholders, in either case, consistent with the requirements of Section 1 of this Article.

               SECTION 13. Adjourning Meetings. At any meeting where a quorum is present, the directors may, by majority vote of those present, adjourn the meeting to another time. No further notice of that meeting shall be required except to send notice thereof to any absent director.

               SECTION 14. Resignation. Any director of the Company may resign at any time by giving written notice of his resignation to the President or the Secretary. Such resignation shall take effect at the date of receipt of such notice by the President or the Secretary, or at any later time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

               SECTION 15. Compensation of Directors. The directors shall receive such compensation, if any, for their services as the Board may from time to time determine. No director shall be prevented from receiving compensation for his services as a director by reason of the fact that he is also an officer of the Company. All directors shall be reimbursed for their reasonable expenses of attendance at each regular or special meeting of the Board. Members of any committee of directors may be allowed like compensation and reimbursement for expenses for serving as members of any such committee and for attending committee meetings.

                                   ARTICLE III

                                    OFFICERS

               SECTION 1. General. The officers of the Company shall consist of a President, a Secretary, and such other officers, including a Chairman of the Board (who must be a director), Vice Presidents and assistant officers, as may be deemed necessary or appropriate by the Board from time to time. Any number of offices may be held by the same person.

               SECTION 2. Term of Office. Each officer of the Company shall hold office until a successor is elected and qualified or until the earliest of that officer's death, resignation or removal.

               SECTION 3. Resignation; Removal and Vacancies. Any officer may resign at any time upon written notice to the President or Secretary. The effective time of the resignation shall be the time specified in the notice or, if no time is specified, upon receipt thereof by the President or Secretary. The Board may remove any officer at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Company. Election or appointment of an officer or an agent shall not of itself create contract rights. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting.



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               SECTION 4. Chairman of the Board. The Chairman of the Board, if
there is one, shall, if present, preside at all meetings of the shareholders and of the Board, shall be the Chief Executive Officer of the Company and shall, subject to the control of the Board, in general supervise and control all business and affairs of the Company and shall perform all duties incident to the office of Chairman of the Board and such other duties as are incident to the office of the Chief Executive Officer and such other duties as may be prescribed by the Board from time to time.

               SECTION 5. President. Unless there shall be a Chairman of the Board, the President shall be the Chief Executive Officer of the Company and shall, subject to the control of the Board, in general supervise and control all business and affairs of the Company. The President may sign certificates for shares of the Company, any deeds, mortgages, bonds, contracts or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these bylaws to some other officer or agent of the Company, or shall be required by law to be otherwise signed and executed, and in general shall perform all duties incident to the office of the President and such other duties as may be prescribed by the Board from time to time.


               SECTION 6. Vice Presidents. In the absence of the President, or in the event of his death or inability or refusal to act, the Vice President, if there is one, or (in the event that there is more than one Vice President) the Vice Presidents shall perform the duties of the President, and when so acting shall have all of the powers of and be subject to all of the restrictions on the President. In general, he or she shall perform such other duties as from time to time as are incident to such office or as may be assigned to him or her by the Chairman of the Board, the President or the Board.

               SECTION 7. Secretary. The Secretary shall attend, to the extent possible, all meetings of the Board and committees thereof and all meetings of shareholders and record all the proceedings thereat in a book or books to be kept for that purpose. If the Secretary is unavailable, then the Chairman of the Board or other presiding officer shall appoint a person to serve as secretary of the meeting, and such person shall not be required to be a member of the Board or an officer of the Company. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision he or she shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the shareholders and special meetings of the Board, and if there is no Assistant Secretary, then the Board may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Company, if any, and the Secretary shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by the signature of the Secretary. The Board may give general authority to any other officer to affix the seal of the Company, if any, and to attest the affixing by his or her signature. The Secretary shall have charge of the certificate books, transfer books and stock ledgers and shall sign with the President certificates for shares of the Company. The Secretary shall see that all books, reports, statements, certificates and other documents and records


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required by law to be kept or filed are properly kept or filed, as the case may
be. The duties of the Secretary also may be performed by any Assistant
Secretary.

               SECTION 8. Assistant Secretaries. The Assistant Secretaries, if any, shall perform such duties as shall be assigned to them by the Secretary, or by the Chairman of the Board, the President or the Board. The Assistant Secretaries shall exercise the powers of the Secretary during that officer's absence or inability to act.

               SECTION 9. Other Officers. Such other officers as the Board may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board.

               SECTION 10. Delegation of Authority. In the case of any absence of any officer of the Company or for any other reason that the Board may deem sufficient, the Board may delegate some or all of the powers or duties of such officer to any other officer or to any director, employee, shareholder or agent for whatever period of time it deems desirable.

               SECTION 11. Voting Securities Owned by the Company. Subject to the provisions of Article II, powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name and on behalf of the Company by the President or any Vice President, if there be any, and any such officer may, in the name of and on behalf of the Company, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present. The Board may, by resolution, from time to time, confer like powers upon any other person or persons.

                                   ARTICLE IV

                                 INDEMNIFICATION

               SECTION 1. Indemnification of Directors and Executive Officers. The Company shall indemnify to the fullest extent permitted by the laws of the State of Texas as from time to time in effect any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Company) or other proceeding, by reason of the fact that he is or was a director or officer of the Company, or, while serving as a director or officer of the Company, is or was serving at the request of the Company, as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.



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               SECTION 2. Advancement or Reimbursement of Expenses. The right to indemnification conferred by this Article IV also shall include the right of such persons to be paid in advance by the Company for their expenses to the fullest extent permitted by the laws of the State of Texas as from time to time in effect. The right to indemnification conferred on such persons by this
Article IV shall be a contract right.

               SECTION 3. Indemnification of Employees and Agents. Unless otherwise determined by the Board of Directors of the Company, the Company shall indemnify to the fullest extent permitted by the laws of the State of Texas as from time to time in effect any person who was or is a party or is threatened to be made a party to, or otherwise requires completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Company) or other proceeding, by reason of the fact that he is or was an employee (other than an officer) or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

               SECTION 4. These Rights Are Not Exclusive. The rights and authority conferred in this Article IV shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation of the Company or these Bylaws agreement, vote of stockholders or disinterested directors or otherwise.

               SECTION 5. Effect of Amendments. Neither the amendment nor repeal of this Article IV, nor the adoption of any provision of the Articles of Incorporation of the Company or these Bylaws or of any statute inconsistent with this Article IV, shall eliminate or reduce the effect of this Article IV in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

                                    ARTICLE V

                               GENERAL PROVISIONS

               SECTION 1. Amendments. The Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the shareholders or by the Board; provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting of shareholders or Board, as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board then in office.

               SECTION 2. Waiver of Notice. Whenever notice is required to be given under any provision of the TBCA, the Articles of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of shareholders, in person or by proxy, or at a meeting of the Board or committee thereof shall constitute a waiver of notice of such meeting,




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except when the person attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors or members of a committee of directors need be specified in any written waiver of notice.

               SECTION 3. Fiscal Year. The fiscal year of the Company shall end on the thirty-first day of December of each year, unless otherwise provided by resolution of the Board.


Dated: March 11, 1999                       /s/ Nicolas J. Evanoff
                                            -----------------------------------
                                            [Assistant] Secretary


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